Exhibit (14)










                         CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees
Neuberger Berman Equity Funds:



We consent to the use of our report dated October 5, 2001 for Neuberger Berman Century Fund and Neuberger Berman Technology Fund, series of the Neuberger Berman Equity Funds, incorporated herein by reference and to the references to our firm under the captions "Additional Information about Century Fund:
Financial Highlights", "Additional Information about Technology Fund: Financial Highlights" and "Miscellaneous: Experts" in the Prospectus and Information Statement.


                                              /s/ KPMG LLP
                                          ---------------------
                                                  KPMG LLP



Boston, Massachusetts
May 3, 2002

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                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus and Information Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our report dated October 9, 2000, relating to the Statement of Changes in Net Assets and Financial Highlights for the period from December 6, 1999 to August 31, 2000 for Neuberger Berman Century Fund and the Statement of Changes in Net Assets and Financial Highlights for the period from May 1, 2000 to August 31, 2000 for Neuberger Berman Technology Fund which appear in the August 31, 2001 Annual Report to Shareholders of Neuberger Berman Equity Funds which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Experts" in the Prospectus and Information Statement, and "Financial Highlights" in the Prospectus of Neuberger Berman Equity Funds dated December 17, 2001, incorporated by reference in such Registration Statement.



 /s/ PricewaterhouseCoopers LLP
 ------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
May 3, 2002